Exhibit 10.14

Date: 09/20/2013	Invoice Nº: 1117

1.- Contact Information

Publisher information:		D’arriens S.A information:
Company Name	NCM Financial, Inc.	Company Name	D’arriens S.A
Contact	Michael Noel	Contact	Florencia Lascialanda
Address	2101 Cedar Springs Road, Suite 1050	Address	Gral M Azcuenaga 1320
City/State/Country	Dallas, TX, USA	City/State/ZIP	Buenos Aires Argentina, ZIP 1320
Email	mnoel@ncmfinancial.com	Email	Florencia.lascialanda@darriens.com
Phone	1-800-686-3259	Phone	(+5411) 5199 3914
Fax		Fax	(+5411) 5199 3914

2.- Campaign Information

Campaign Name	NCM Financial, Inc.	Rev Share	50/50
Url	ncmfinancial.com	Budget	Unlimited
Channel	RON	Impressions	Unlimited
Ad units	300 x 250, 728 x 90, 160 x 600	Frequency Cap	N/A
IP Targeting	Open	Start Date	09/20/2013- till end

3.- Billing information

Address:	2101 Cedar Springs Road, Suite 1050
Zip Code:	Dallas, TX 75201
Country:	USA
Phone:	1-800-686-3259
Fax:	N/A
Bank details:	Paypal: account: mnoel@ncmfinancial.com
bank details:

4.- Authorization: Signing this document contractually binds D’arriens and the Publisher

Signature	Title	Date

/s/ Michael Noel	Chief Executive Officer and Director	September 20, 2013
Michael Noel

Signature	Title	Date

/s/ Florencia Lascialanda	Media Buyer	September 20, 2013
Florencia Lascialanda

STANDARD TERMS AND CONDITIONS

This Agreement ("Agreement") is effective as of 09/20/2013 and is made by D’arriens SA., ("D’arriens") and Tirkel S.A. ("Publisher"). For purposes of this Agreement, Publisher's authorized representative will Gabriella Zahab. This agreement governs advertising delivered through Publisher’s Web site(s) or platform(s) (the "Publisher’s Site(s)"). D’arriens S.A and Publisher agree as follows:

A. D’arriens S.A plans advertising campaigns and buys advertising media on behalf of its clients.

B. Publisher sells certain advertising products and services that it is willing to make available in support of D’arriens S.A clients’ advertising D’arriens S.A campaigns.

C. Publisher desires to sell and D’arriens S.A desires to purchase certain of Publisher's products and services in accordance with the terms set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree as follows:

DEFINITIONS

”Advertising Material” means the text, graphics, logos, designs, trademarks and copyrights for any type of advertising including, but not limited to, buttons, banners, text-links, pop-ups, and pop-unders created by an advertiser.

“Publisher Earnings" and “D’arriens S.A”. “Publisher Earnings” means the total revenue D’arriens S.A generates by running advertising campaigns for Publisher using the Advertising Materials less "D’arriens S.A Earnings", and subject to the Total Spend that may be established under an Order. "D’arriens S.A Earnings" are calculated at the campaign level at the sole and absolute discretion of D’arriens S.A. D’arriens S.A evaluates each advertising campaign and makes relative earnings calculations based upon a number of factors including the type of campaign metric (e.g., CPM, CPC, CPA), the performance of the campaign, technology costs, and other factors relating to the campaign, the performance of Publisher's site(s) and D’arriens S.A Network as a whole.

“Total Spend” means the maximum amount of money for which D’arriens will be liable under the Order.

“D’arriens S.A HTML Insertion Code” means the code in which Publishers are permitted to use Advertising Material delivered to the Publisher’s Site(s).

“D’arriens S.A Network” means the advertising network owned and operated by D’arriens S.A.

AGREEMENT

1. Payment. Publisher must send an invoice to D’arriens S.A at the end of each month of the campaign and D’arriens S.A shall remit payment to Publisher 30 days after the reception of this invoice. D’arriens S.A will pay Publisher its Publisher Earnings for Advertising Material actually delivered by Publisher to each of Publisher’s Site(s) during the applicable calendar month and for which D’arriens S.A has been paid by the Advertiser, subject to the applicable Order’s specifications, terms and conditions. Publisher acknowledges that D’arriens S.A bills its Advertisers, and pays its Publishers, based on actual delivery.

1.a) Payment Method: Publisher agrees the method of payment that D’arriens S.A will make depends on the amount of the campaign. It is establish for payments under a thousand US Dollars will be issue by Pay Pal. Over a thousand US Dollars payment should be transfer by Wire.

2. Recording of Service Counts. For the purposes of billing, payment, and general delivery reporting D’arriens S.A shall have the sole responsibility for calcultio of statistics, including Impressions and click-through numbers. Greenwich Mean Time (GMT) shall be the time period for traffic and tracking purposes. Statistics shall be available to Publisher online at http://my.yieldmanager.com through a login & password provided by D’arriens S.A. Publisher understands that D’arriens S.A online statistics may not be 100% accurate and that D’arriens S.A may make adjustments to Publisher’s online statistics at the end of each calendar month to account for, among other things, specific contractual provisions (e.g., bonuses) and statistical errors.

3. Liability for Publisher’s Revenue. Publisher understands and agrees that D’arriens S.A acts solely as an agent for the Advertisers; and that D’arriens S.A shall only be liable to Publisher for Publishers’s Revenue based on payments from Advertisers that it has received without restrictions that constitute immediately-available funds to D’arriens S.A (hereinafter called “Cleared Funds”). Publisher agrees that (i) D’arriens S.A shall have no liability or obligation to Publisher for payments due but unpaid from Advertisers, or that are not Cleared Funds; (ii) Publisher will only assert any claims therefore directly against the Advertisers; and(iii) Publisher shall hold D’arriens S.A harmless and indemnify it from any claims or liability related to such unpaid amounts or amounts that do not constitute Cleared Funds. D’arriens S.A agrees to make every reasonable effort to bill, collect and clear payment from the Advertisers on a timely basis. D’arriens S.A, reserves the absolute right not to make any payments if the Publisher violates any of the terms and conditions set forth herein.

4. Taxes. All amounts stated herein are net of any taxes and fees. By participating in the D’arriens S.A Network, Publisher assumes complete and sole responsibility for any taxes owed as a consequence thereof.

5. Advertising Materials. D’arriens S.A HTML Insertion Code. Publisher shall place the D’arriens S.A HTML Insertion Code on all appropriate pages within its Site(s). Publisher shall not alter, sell or disclose the D’arriens S.A HTML Insertion Code in any way without D’arriens S.A prior written consent. The D’arriens S.A HTML Insertion Code for Advertising Material may not be used on a web page other than one located at an approved Site and may not be distributed or submitted to any newsgroup, e-mail distribution list, chat room, guest books, or other location which would result in the execution of such code without a bona fide visit to an approved Web Site. Advertising Material must not be modified from original format without consent from D’arriens S.A.

5.1. Fraudulent Impressions. Any method to artificially and/or fraudulently inflate the volume of impressions or clicks is strictly forbidden. Counts of impressions or clicks will be decided solely on the basis of reports generated by D’arriens S.A Network. These prohibited methods include but are not limited to: framing an ad-banner's click-through destination, auto-spawning of browsers, blind text links, running 'spiders' against the Publisher's own website, automatic redirecting of users, pop-up windows or any other technique of generating automatic or fraudulent (as determined by D’arriens S.A, acting reasonably, or based on industry practices) click-throughs and/or impressions. Advertising Material may not be placed on a page which reloads automatically. . Publisher may not require users to click on Advertising Material prior to entering a Web Site or any area therein or provide incentives of any nature to encourage or require users to click on Advertising Material. Publisher’s clicks-throughs of any link other than D’arriens S.A Advertising Material, or use of any other means of artificially enhancing click results shall be a material breach of this Agreement, and upon such occurrence, D’arriens S.A may terminate this Agreement effective upon delivery of notice. Such termination is at the sole discretion of D’arriens S.A and is not in lieu of any other remedy available at law or equity. D’arriens S.A ad server will be the official counter for determining the number of Advertising Material delivered under an applicable Order, and amounts payable under this Agreement.

6. Cancellation. Both D’arriens S.A & Publisher have the right to cancel the campaign, any time, providing the other party 24 hours notice.

7. Prohibited Content. Publisher acknowledges that D’arriens S.A Network does not accept any Media that contains: indecent, obscene or pornographic material, hate speech, highly explosive subject matter (as determined by D’arriens S.A Network), any illegal subject matter or activities or any other content that does not meet D’arriens S.A Network´s Quality standards as in effect from time to time (collectively referred to as the "Prohibited Content"). Publisher represents and warrants that during the term of this agreement any of its Media on which it places D’arriens S.A HTML Insertion Code shall not contain any Prohibited Content. This includes:

  sites which contain material that infringes the rights of others (including but not limited to copyright and other intellectual property rights) or which promotes copyright piracy (i.e., unauthorized MP3s, roms, 'warez', emulators, or cracks, etc.)
  sites with pornography, adult content, sexual or erotic material or sites that contain links to such content sites with gratuitous displays of violence, obscene or vulgar language, and abusive content or content which endorses or threatens physical harm sites promoting any type of hate-mongering (i.e., racial, political, ethnic, religious, gender-based, sexuality-based or personal, etc.)
  sites that participate in or transmit inappropriate newsgroup postings or unsolicited e-mail (spam)
  sites promoting any type of illegal substance or activity (i.e., how to build a bomb, hacking, 'phreaking', etc.)
  sites with illegal, false or deceptive investment advice and money-making opportunities sites that provide incentives of any nature to require or encourage users to click on ad banners (i.e., charity, sweepstakes, etc.).
  sites that are under construction or incomplete
  sites with extremely limited audiences or viewership
  sites with any type of content reasonable public consensus deems to be improper or inappropriate

8. Prohibited Activities. Publishers shall not induce persons to click on creatives based on incentives without the prior written approval of D’arriens S.A Network. Except as otherwise provided in these Standard Terms and Conditions, under no circumstances may a Publisher, without the prior, express written consent of D’arriens S.A Network, alter, copy, modify, take, sell, re-use, or divulge in any manner any D’arriens S.A HTML Insertion Code.

9. Non-solicitation. Publisher recognizes that D’arriens S.A has proprietary relationships with the third-party advertisers which provide Advertising Material via the D’arriens S.A Network and Publisher agrees not to intentionally solicit, induce, recruit, encourage, directly or indirectly, any advertiser that is known to Publisher to be an advertising client and/or customer of D’arriens S.A Network (e.g., an advertiser which provides creatives via the Network), for purposes of offering products or services that are competitive with D’arriens S.A Network (including the provision of advertising inventory) nor contact such advertisers for any purpose, during the term of Publisher's membership in the Network and for the 90-day period following termination of Publisher's membership in the Network, provided however, that the foregoing restriction shall not apply to advertisers with whom Publisher already has a relationship prior to the placement of advertising on Publisher's Media on behalf of such advertisers by D’arriens S.A Network, as explicitly proven by documented evidence of such prior relationship provided by Publisher to D’arriens S.A Network immediately upon D’arriens S.A Network `s written request.

10. Representations and Warranties. Publisher represents and warrants to D’arriens S.A that:

  All content, products, and services on the Site(s) are legal to distribute, that it owns or has the legal right to use, and will not infringe, any and all copyrights, trademarks, patents or other proprietary rights; and
  The Site(s) do not, and will not during the term of this Agreement, contain any material described in Section 6 of this Agreement; and
  The Site(s) are free of any "worm", "virus" or other device that could impair or injure any person or entity.
  It is generally familiar with the nature of the Internet and will comply with all laws and regulations that may apply; and it will conduct its business in compliance with all applicable laws, rules and regulations; and
  It has full legal power and authority under its organizational documents to enter into this Agreement and to perform the obligations contained herein; and the execution of this Agreement and the performance of its obligations by Publisher will not conflict with or a cause a breach or violation of any agreement, law, regulation or other obligation to which Publisher is a party or subject.

11. License and Intellectual Property. D’arriens S.A shall use the trade names or trademarks of the other party or Advertisers without prior written approval from the party owning such name or mark.

12. Privacy

12.1. Privacy Policy. Each party shall include conspicuously on its Site(s), a privacy policy that describes how such party collects, uses, stores and discloses users’ personal data if any is collected, including e-mail addresses, and instructs users how to opt-out of such practices. Publisher’s privacy policy shall disclose that third party advertisers may place cookies on the browsers of visitors to Publisher’s Site(s).

12.2. Privacy Representations and Warranties. Each party warrants to the other that, during the term of this Agreement, it shall comply with all applicable laws and regulations (including but not limited to laws governing privacy, and data protection).

13. Indemnification. The Publisher agrees to indemnify and hold D’arriens S.A and its affiliates, employees, agents and representatives harmless from and against any and all claims, demands, liabilities, expenses, losses, damages and attorney fees arising from any and all claims and lawsuits for libel, slander, copyright, and trademark violation as well as all other claims resulting from (i) the participation of the Publisher in the D’arriens S.A Network, (ii) operation of the Publisher's Site(s) submitted to D’arriens S.A for participation in the D’arriens S.A Network or (iii) otherwise arising from Publisher's relationship with D’arriens S.A. The Publisher also agrees to indemnify D’arriens S.A for any legal fees incurred by D’arriens S.A, acting reasonably, in investigating or enforcing its rights under this agreement.

14. Disclaimers, Exclusions And Limitations.

  Disclaimer of Warranty. EXCEPT AS EXPRESSLY SET FORTH IN THESE TERMS AND CONDITIONS, D’ARRIENS MAKES, AND HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, REGARDING THESE TERMS AND CONDITIONS, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

  Limitation of Liability. UNDER NO CIRCUMSTANCES WILL D’ARRIENS BE LIABLE TO PUBLISHER WITH RESPECT TO ANY SUBJECT MATTER OF THESE TERMS AND CONDITIONS UNDER CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY, WHETHER OR NOT D’ARRIENS S.A HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE, FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING FROM ANY PROVISION OF THESE TERMS, INCLUDING, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE. IN NO EVENT SHALL D’ARRIENS S.A AGGREGATE LIABILITY ARISING OUT OF THESE TERMS AND CONDITIONS EXCEED THE PAYMENTS TO THE PUBLISHER HEREUNDER.

15. General

15.1 Notices. All notices required hereunder shall made be in writing to Publisher at the address and/or fax number noted as the main contact on the IO, or to Ad Network at the following address and/or fax number: D’arriens S.A.., Attn: Legal Department, Cabrera 5321, Buenos Aires Argentina, CP 1414

15.2. Governing Law, Jurisdiction and Venue. The laws of Argentine shall govern this Agreement and all Orders, without regard for the conflict of law principles thereof. The Ordinary Courts located in the city of Buenos Aires shall be the sole venue to hear controversies arising from or related to this Agreement, and each party consents to the personal jurisdiction of those courts.

15.3. Force Majeure. Neither party will be liable for delay or default in the performance of its obligations under this Agreement if such delay or default is caused by conditions beyond its reasonable control, including but not limited to, fire, flood, accident, earthquakes, telecommunications line failures, electrical outages, network failures, acts of God, or labor disputes.

15.4. Applicability. These terms and conditions, as and if amended, shall constitute the entire and only Agreement between the parties regarding Publisher's participation in the Network, and shall supersede all previous communications, representations or Agreements, whether written or oral between the parties.

15.5. Inconsistency with Order. In the event of any inconsistency between an Order and this Agreement, the terms of the Order shall prevail.

Signature	Title	Date

/s/ Michael Noel	Chief Executive Officer and Director	September 20, 2013
Michael Noel

Signature	Title	Date

/s/ Florencia Lascialanda	Media Buyer	September 20, 2013
Florencia Lascialanda